SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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[ ]   Definitive Proxy Statement
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                   Chicago Mercantile Exchange Holdings Inc.
           --------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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         The following communication was distributed to owners of shares of
Class B-2 common stock of Chicago Mercantile Exchange Holdings Inc. on or about March 13, 2003:

                              THE WESTCOTT GROUP

30 S. Wacker Drive, Suite 1108                      Telephone:  (312) 638-6501
Chicago, IL  60606                                        Fax:  (312) 638-6566


March 17, 2003


Dear Fellow Shareholder,

Once again I seek your support for the election to the Board of Directors of the Chicago Mercantile Exchange.

Having been away from the Board for several years, my enthusiasm to serve has again become one of my top priorities. The time has come for us to capitalize on our past accomplishments and focus on the future opportunities and profitability of all shareholders.

My previous seven years of service as your representative was a greatly rewarding experience. I am proud of the Exchange's accomplishments and my contributions during that period of time. During my service on the Board, I always attempted to be open-minded, logical, rational, and above all, fair. Over the past few years, I have come to recognize that each faction of the Exchange has singular problems that must be addressed separately. My main considerations, however, will be that each problem be balanced against the needs of the enterprise as a whole. I believe that I have unique abilities and drive to balance and harmonize these different interests.

My previous service on the Board and many various committees, has given me the experience and leadership qualities required for this position (see attached resume). I pledge to you my time, dedication, and commitment to serving this Exchange. I will continue to live in the city during the week for the term of this directorship. This will make me accessible to you, the shareholder, at any time of day or night. I will also be on the floor everyday and can be reached by phone at 312-638-6501 or by pager at 888-582-3142 at all times.

The future profitability of Chicago Mercantile Exchange can only be limited by our own imaginations. I am committed to help discover and develop unique and challenging business opportunities that will benefit all of the shareholders. I encourage you to seek me out, just as I will be contacting you prior to the election, to hear your ideas, concerns, and finally, asking for your support.

Respectively,


/s/ David J. Wescott
David J. Wescott (COT)



Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 22, 2003. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.



                            David J. Wescott (COT)

                                    RESUME

Currently independent floor trader; served on the Board of Directors for a fourth two year term ending January of 1996. President- The Wescott Group (a sub-clearing firm of First Futures). Formerly Assistant Vice-President, CME Floor Manager for Dean Witter Reynolds (1982 to 1984) and Assistant Vice-President, IMM Floor Manager for Merrill Lynch Futures (1979 to 1982). Member of the IMM since 1981 and elected to the IMM Nominating Committee in 1987. Past Chairman, Co-Chair or Vice-Chairman of Business Conduct Committee (Financial Division), Floor Practice (Financial Division), Trade Procedures Committee, Trade Procedures Order Liability, Leasing Committee, CFPF Nominating Committee, Floor Practices (Agricultural Division), Regulatory Oversight, Floor GLOBEX Issues Committee, Review Claims against Stotler & Co., Eurodollar Pit Committee, Broker Association, Floor Broker Qualification, Floor Orientation, Member Services, Interest Rate Futures, Restaurant and Club, Trading/Dual Trading. Past member of the Executive Committee, Director of CME/PAC, Trade Procedures Committee, Committee on Governance, Strategic Planning, Leasing Committee, Independent Traders Committee, Membership and Education Oversight Committee, Physical Facilities Oversight Committee, Political Action Committee, Compensation and Benefits Committee, Committee to review Agricultural Markets, Emerging Markets Committee, and Eurodollar Futures Back Month Design Sub-Committee.

Also past member of the Trading Procedures Brokerage Billing System, Physical Facilities, Upper Trading Floor Design Review (Interest Rate Quadrant), Upper Trading Floor Committee, Review Committee Structure, Common Goals (Physical Subcommittee), Physical Facilities Oversight Subcommittee. Interest Rate Focus Group, Euro Strip and Options Sub Committee, Political Action Committee, Committee to review Currency Hours, Harmonize Dual Trading/ Top Step Rule, Trade Order Processing, Agricultural Steering (Sub), Member Coordination, Membership Committee (Division B&C), Review Eurodollar Order Entry Procedures, CME Universal Broker Station, Facility Coordination, Leasing, Out-trade Policy, Floor Practices (Financial Division), Floor Practices (Agricultural Division), T-Bill Pit, Multi-Pit, Special Pit Committees, Eurodollar Strip Trading Subcommittee, Ad Hoc Pit Design, Space Allocation (Financial Division), Review Committee Structure and Member of CFTC Regulatory Coordination Advisory Committee. FCM Committee and Electronic Transition Committee. Attended Maywood Community College and Harper Community College majoring in Business Administration. Age 45, married with one son, residing in McHenry and Chicago, Illinois.